AMERICAN FIDELITY ASSURANCE COMPANY
                         RECORD AND MEMORANDUM OF ACTION

                            OF THE BOARD OF DIRECTORS

                                SEPTEMBER 20,1996

 ------------------------------------------------------------------------------


     The  undersigned,  being  all the  members  of the  Board of  Directors  of
American   Fidelity   Assurance   Company,   an   Oklahoma    corporation   (the
"Corporation"), hereby take and record the following action:

     WHEREAS, the Corporation is desirous of developing and marketing certain additional types of variable and fixed annuity contracts which may be required to be registered with the Securities and Exchange Commission pursuant to the various securities laws; and

     WHEREAS, it will be necessary to take certain actions including, but not limited to, establishing separate accounts for segregating of assets and seeking approval of regulatory authorities.

     NOW, THEREFORE, BE IT RESOLVED: That the Corporation is hereby authorized to develop the necessary program in order to effectuate the issuance and sale of additional variable and fixed annuity contracts.

     FURTHER RESOLVED: That the Corporation is hereby authorized to establish American Fidelity Separate Account B in accordance with the provisions of state insurance law. Furthermore, the purpose of such separate account shall be to provide an investment medium for such additional variable and fixed annuity contracts issued by the Corporation as may be designated as participating therein. Any such separate account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the variable and fixed annuity contracts participating therein; (ii) such assets of the Corporation as shall be deemed appropriate to be invested in the same manner as the assets applicable to the Corporation's reserve liability under the variable and fixed annuity contracts participating in such separate account; or as may be necessary for the establishment of such separate account; (iii) the dividends, interest and gains produced by the foregoing.

     FURTHER RESOLVED: That the proper officers of the Corporation are hereby authorized:

     (i) to register the variable and fixed annuity contracts participating in any such separate accounts under the provision of the Securities Act of 1933 to the extent that it shall be determined that such registration is necessary;

     (ii) to register any such separate account with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940 to the extent that it shall be determined that such registration is necessary;

     (iii)to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including post-effective amendments), supplements and exhibits thereto as they may be deemed necessary or desirable;

     (iv) to apply for exemption from those provisions of the aforementioned Acts as shall be deemed necessary and to take any and all other actions which shalt be deemed necessary, desirable, or appropriate in connection with such Acts;

     (v) to file variable and fixed annuity contracts participating in any such separate accounts with the appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of the insurance departments;

     (vi) to prepare or have prepared and execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required, of any other regulatory authority that may be necessary.

     FURTHER RESOLVED: That for the purposes of facilitating the execution and filing of any registration statement and of remedying any deficiencies therein by appropriate amendments (including post-effective amendments) or supplements thereto, the President of the Corporation and the Secretary of the Corporation, and each of them, are hereby designated as attorneys and agents of the Corporation; and that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to grant the power of attorney of the Corporation to the President of the Corporation and the Secretary of the Corporation by executing and delivering to such individuals, on behalf of the Corporation, a power of attorney.

     FURTHER RESOLVED: That in connection with the offering and sale of the fixed and variable annuity contracts in the various States of the United States, as and to the extent necessary, the appropriate officers of the Corporation be, and they hereby are, authorized to take any and alt such actions, including but not limited to the preparation, execution and filing with proper State authorities, on behalf of and in the name of the Corporation, of such applications, notices, certificates, affidavits, powers of attorney, consents to service of process, issuers covenants, certified copies of minutes of shareholders and directors' meetings, bonds, escrow and impounding agreements and other writings and instruments, as may be required in order to render permissible the offering and sale of the fixed and variable annuity contracts in such jurisdictions.

     FURTHER RESOLVED: That the forms of any resolutions required by State authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if (1) in the opinion of the appropriate officers of the Corporation, the adoption of the resolutions is advisable and (2) the Secretary or any Assistant Secretary of the Corporation evidences such adoption by inserting into these minutes copies of such resolutions.

     FURTHER RESOLVED: That the officers of the Corporation, and each of them, are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of these resolutions.

     DATED as of the 20th day of September, 1996.

/s/ WILLIAM M. CAMERON                                  /s/ LYNDA L. CAMERON
----------------------                                  ------------------------
William M. Cameron                                      Lynda L. Cameron

/s/WILLIAM E. DURRETT                                   /s/ EDWARD C. JOULLIAN
----------------------                                  ------------------------
William E. Durrett                                      Edward C. Joullian, III

/s/ GALEN P. ROBBINS                                    /s/ JOHN W. REX
---------------------                                   ------------------------
Galen P. Robbins                                        John W. Rex

                               /s/ JOHN D. SMITH
                              ---------------------
                                  John D. Smith

MANAGEMENT  APPROVAL

/s/ KENNETH D. KLEHM                                     /s/ JOANN ANDERSON
------------------------                                 -----------------------
Kenneth D. Klehm                                         JoAnn Anderson
Senior Vice President                                    Internal Audit